United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


                                   FORM 8 - K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




                                 Date of Report
                (Date of earliest event reported): July 18, 2000



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579




        State of Incorporation                   IRS Employer Identification No.
            Delaware                                       06-0495050





                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 5 - Other Events.

     The registrant's press release dated July 18, 2000, regarding its financial results for the period ended June 30, 2000, including consolidated statements of income and selected segment data for the three and six months ended June 30, 2000 and 1999, and consolidated balance sheets at June 30, 2000, March 31, 2000 and June 30, 1999, are attached.

Item 7 - Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

   Exhibit                    Description
   -------                    -----------

     (1)           Pitney Bowes Inc. press release dated July 18, 2000.



                                   Signatures
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                 PITNEY BOWES INC.


July 21, 2000




                                 /s/ B. P. Nolop
                                 ------------------------------------------
                                 B. P. Nolop
                                 Vice President and Chief Financial Officer
                                 (Principal Financial Officer)



                                 /s/ A. F. Henock
                                 ------------------------------------------
                                 A. F. Henock
                                 Vice President - Controller
                                 and Chief Tax Counsel
                                 (Principal Accounting Officer)

                                      (1)
                                                                       Exhibit 1

                PITNEY BOWES REPORTS SECOND QUARTER EARNINGS
                --------------------------------------------
      Highlights:
    o   22nd Consecutive Quarter of Double-Digit Earnings Per Share Growth
    o   Approximately $160 Million in Free Cash Flow
    o   Repurchase of 5.4 Million Shares During the Quarter

Stamford, Conn., July 18, 2000 - Pitney Bowes Inc. (NYSE: PBI ) today reported second quarter results that included diluted earnings per share from continuing operations of 64 cents, an 11% increase and the 22nd consecutive quarter of double-digit growth. Revenue in the quarter grew five percent to $1.2 billion and income from continuing operations rose five percent to $166.0 million.
      Pitney Bowes Chairman and Chief Executive Officer Michael J. Critelli commented on the second quarter results: "We are pleased with what we've accomplished this quarter. Our Office Solutions segment reported its fourth consecutive quarter of higher year-over-year revenue growth. In particular, we experienced continued improvement in revenue growth in our copier and management services businesses. Our Mailing and Integrated Logistics (MAIL) segment reported six percent revenue growth despite unfavorable foreign currency impacts. We achieved these results against a difficult comparison to the second quarter 1999, which included the benefits of meter migration."

                                      (2)

      The Mailing and Integrated Logistics Segment includes the revenues and related expenses from the rental, sale and financing of mailing and shipping equipment, related supplies and services, and software. As noted above, the segment revenue grew six percent and its operating profit grew 15 percent, in line with our first quarter performance. Operating profit benefited from improving rental and financing margins in our core mail finishing business.
      The higher growth components of the MAIL segment are producing strong results. In particular, our International Mailing operations continued to reap the benefits of the growth strategy: increasing market share; developing existing and new markets; increasing the value of business per customer and expanding the customer base. The success of these strategies, plus ongoing cost controls, resulted in another quarter of U.S. dollar-based double-digit revenue growth and even greater operating profit growth.
      Worldwide production mail revenues also continued its double-digit growth trend, as large volume mailers turn to Pitney Bowes software-based solutions for enhanced functionality, speed and accuracy.
      The Office Solutions Segment includes Pitney Bowes Office Systems and Pitney Bowes Management Services. Marking the fourth consecutive quarter of improved revenue growth and the highest growth since the first quarter of 1999, second quarter revenue grew five percent in the segment, while operating profit declined nine percent.
      Office Systems' revenue grew six percent, while operating profit declined due to adverse currency impacts and ongoing strategic business initiatives. The relative value of the Yen and margin impacts associated with the ongoing transition to a rental revenue model for large national accounts in the copier business negatively impacted operating profit. Strong copier rental revenue growth demonstrates success of the company's strategy and its ability to place copier fleets in national accounts by leveraging its established relationships between corporations and its facsimile account teams.
     Pitney Bowes Management Services delivers advanced mailing, reprographic, document management and other high value outsourcing services to leading financial, legal and technology firms. Its strategy to pursue disciplined, profitable growth once again produced substantially higher operating profit growth as year-over-year revenue growth increased by five percent. The unit's strategy has resulted in enhanced customer service and also led to a substantial improvement in net new written business versus the prior year.

                                      (3)

      Total Messaging Solutions, the combined results of the MAIL and Office Solutions segments, reported six percent growth in revenue and nine percent growth in operating profit.
      The Capital Services Segment includes primarily asset- and fee-based income generated by large ticket non-core asset transactions. This quarter, consistent with the company's stated strategy to concentrate on fee-based income opportunities, the segment's revenue decreased eight percent and its operating profit decreased 13 percent.
      Mr. Critelli continued, "Striking a strategic balance through carefully managing our substantial recurring revenue base, enhancing our growth-oriented businesses and making focused investments for the future, we were able to generate approximately $160 million in free cash flow during the quarter. We expect to generate similar levels of free cash flow in the future, which will be used for investments, dividends and share repurchases.
      "We continued to enhance our future revenue growth opportunities during the quarter through additional investments of approximately $25 million in Internet and other new business initiatives. In fact, in addition to growing our investment, we were still able to reduce selling, service and administrative expenses as a percent of revenue by 20 basis points during the quarter."
      "During the second quarter, we completed the repurchase of 3.6 million shares remaining under an authorization to repurchase 8.2 million shares of common shares outstanding. In addition, we repurchased 1.8 million shares during the quarter, under a subsequent authorization to buy up to $300 million worth of shares of common stock. This resulted in a total of 5.4 million shares being repurchased during the quarter and 10 million shares repurchased during the first half of 2000.
     Mr. Critelli concluded, "Pitney Bowes has an extremely sound business foundation that allows us to invest for growth in the future and we continually improve that foundation. An example of this is the recent sale of our credit card portfolio. During the quarter, the company, through its subsidiary Pitney Bowes Credit Corporation, announced a strategic alliance under which U.S. Bancorp acquired and will service the PitneyWorksSM Business RewardsSM Visa(R) and Business Visa(R) card portfolios. This alliance expands Pitney Bowes' and U.S. Bank's capabilities to capture a greater share of the growing small business market. While the revenue and operating profit associated with this transaction were not material to second quarter 2000 results, the ongoing alliance with U.S. Bank will allow us to greatly expand the availability of these credit products while minimizing the amount of capital committed to this effort."

                                      (4)

      Second quarter 2000 revenue included $571.5 million from sales, up five percent from $546.4 million in the second quarter of 1999; $443.8 million from rentals and financing, up six percent from $418.8 million; and $145.7 million from support services, up four percent from $140.3 million.
      Second quarter 2000 net income was $166.0 million, or 64 cents per diluted share, compared to $129.7 million, or 48 cents per diluted share, in 1999. Second quarter 1999 net income included a $27.7 million net after-tax charge, or 10 cents per diluted share related to discontinued operations.
      For the six-month period ended June 30, 2000, revenue was $2.263 billion, up five percent from $2.155 billion in 1999; and net income in 2000 was $317.5 million, or $1.21 per diluted share, compared to $272.0 million, or 99 cents per diluted share in 1999. The year-to-date net income for 1999 included a $24.0 million net after-tax charge, or nine cents per diluted share, from discontinued operations.
      Pitney Bowes is a global provider of total messaging solutions.

The forward-looking statements contained in this news release involve risks and uncertainties, and are subject to change based on various important factors including timely development and acceptance of new products, gaining product approval, successful entry into new markets, changes in interest rates, and changes in postal regulations, as more fully outlined in the company's 1999 Form 10-K Annual Report filed with the Securities and Exchange Commission.
                                      # # #
Note: Consolidated statements of income for the three and six months ended June 30, 2000 and 1999 and consolidated balance sheets at June 30, 2000, March 31, 2000, and June 30, 1999 are attached.

                                Pitney Bowes Inc.
                        Consolidated Statements of Income
                                   (Unaudited)
                                   -----------

(Dollars in thousands, except per share data)

                                            Three Months Ended June 30,    Six Months Ended June 30,
                                          ------------------------------  ----------------------------
                                                   2000            1999           2000           1999
                                          -------------- ---------------  ------------- --------------
Revenue from:
   Sales                                   $    571,538   $     546,370   $  1,091,580  $   1,056,752
   Rentals and financing                        443,801         418,773        879,967        824,498
   Support services                             145,695         140,289        291,454        273,506
                                          -------------- ---------------  ------------- --------------
          Total revenue                       1,161,034       1,105,432      2,263,001      2,154,756
                                          -------------- ---------------  ------------- --------------

Costs and expenses:
   Cost of sales                                321,814         306,351        622,647        603,070
   Cost of rentals and financing                119,598         117,443        241,209        228,376
   Selling, service and administrative          389,763         373,132        768,076        734,160
   Research and development                      30,528          27,698         60,039         53,602
   Interest, net                                 53,361          46,938        100,523         92,438
                                          -------------- ---------------  -------------  -------------

          Total costs and expenses              915,064         871,562      1,792,494      1,711,646
                                          -------------- ---------------  -------------  -------------

Income from continuing operations
   before income taxes                          245,970         233,870        470,507        443,110

Provision for income taxes                       80,013          76,462        152,997        147,131
                                          -------------- ---------------  -------------  -------------

Income from continuing operations               165,957         157,408        317,510        295,979
Loss from discontinued operations                     -         (27,667)             -        (23,967)
                                          -------------- ---------------  -------------  -------------

Net income                                 $    165,957    $    129,741   $    317,510       $272,012
                                          ============== ===============  =============  =============

Basic earnings per share
   Continuing operations                   $       0.64    $       0.58   $       1.22   $       1.10
   Discontinued operations                            -           (0.10)             -          (0.09)
                                          -------------- ---------------  -------------  -------------
   Net income                              $       0.64    $       0.48   $       1.22   $       1.01
                                          ============== ===============  =============  =============

Diluted earnings per share
   Continuing operations                   $       0.64    $       0.58   $       1.21   $       1.08
   Discontinued operations                            -           (0.10)             -          (0.09)
                                          -------------- ---------------  -------------  -------------
   Net income                              $       0.64    $       0.48   $       1.21   $       0.99
                                          ============== ===============  =============  =============

Average common and potential common
   shares outstanding                       259,702,184     273,016,885    262,624,456    274,073,691
                                          ============== ===============  =============  =============

                                Pitney Bowes Inc.
                           Consolidated Balance Sheets
                                   (Unaudited)
                                   -----------
(Dollars in thousands, except per share data)

Assets                                                          6/30/00            3/31/00         6/30/99
------                                                      -----------        -----------     -----------
Current assets:
     Cash and cash equivalents                              $   296,695        $   219,063     $   132,693
     Short-term investments, at cost which
         approximates market                                      2,811             19,126             949
     Accounts receivable, less allowances:
          6/00 $25,767  3/00 $25,443  6/99 $24,983              435,749            423,192         416,302
     Finance receivables, less allowances:
          6/00 $40,927  3/00 $43,034  6/99 $48,642            1,431,588          1,617,858       1,498,531
     Inventories                                                260,668            262,595         259,858
     Other current assets and prepayments                       173,013            152,870          83,173
     Net assets of discontinued operations                            -                  -         156,507
                                                            -----------        -----------      ----------

          Total current assets                                2,600,524          2,694,704       2,548,013
                                                            -----------        -----------      ----------

Property, plant and equipment, net                              486,140            484,812         467,013
Rental equipment and related inventories, net                   789,369            797,301         842,176
Property leased under capital leases, net                         2,640              2,800           3,269
Long-term finance receivables, less allowances:
          6/00 $58,777  3/00 $59,089  6/99 $76,291            1,983,529          2,010,562       1,954,990
Investment in leveraged leases                                1,043,118            987,297         962,531
Goodwill, net of amortization:
          6/00 $58,426  3/00 $56,628  6/99 $51,425              229,039            229,180         227,874
Other assets                                                    624,830            612,005         454,198
Net assets of discontinued operations                                 -                  -         313,063
                                                            -----------        -----------     -----------

Total assets                                                $ 7,759,189        $ 7,818,661     $ 7,773,127
                                                            ===========        ===========     ===========

Liabilities and stockholders' equity
------------------------------------
Current liabilities:
     Accounts payable and accrued liabilities               $   825,341        $   903,565     $   776,665
     Income taxes payable                                       217,665            265,275         186,279
     Notes payable and current portion of
         long-term obligations                                  956,925            974,370       1,273,197
     Advance billings                                           376,022            380,620         391,103
                                                            -----------        -----------     -----------

           Total current liabilities                          2,375,953          2,523,830       2,627,244
                                                            -----------        -----------     -----------

Deferred taxes on income                                      1,182,766          1,122,865       1,029,923
Long-term debt                                                2,201,591          2,037,860       1,898,942
Other noncurrent liabilities                                    326,588            331,985         352,911
                                                            -----------        -----------     -----------

           Total liabilities                                  6,086,898          6,016,540       5,909,020
                                                            -----------        -----------     -----------
Preferred stockholders' equity in a
     subsidiary company                                         310,000            310,000         310,000

Stockholders' equity:
     Cumulative preferred stock, $50 par value,
         4% convertible                                              29                 29              29
     Cumulative preference stock, no par value,
         $2.12 convertible                                        1,796              1,809           1,945
     Common stock, $1 par value                                 323,338            323,338         323,338
     Capital in excess of par value                              11,067             13,479          11,927
     Retained earnings                                        3,606,430          3,513,693       3,208,052
     Accumulated other comprehensive income                    (114,798)           (91,805)        (85,851)
     Treasury stock, at cost                                 (2,465,571)        (2,268,422)     (1,905,333)
                                                            -----------        -----------     -----------

           Total stockholders' equity                         1,362,291          1,492,121       1,554,107
                                                            -----------        -----------     -----------

Total liabilities and stockholders' equity                  $ 7,759,189        $ 7,818,661     $ 7,773,127
                                                            ===========        ===========     ===========


                               Pitney Bowes Inc.
                          Revenue and Operating Profit
                               By Business Segment
                                  June 30, 2000
                                   (Unaudited)

(Dollars in thousands)
                                                                                %
                                             2000             1999           Change
                                          ------------     ------------     ----------
Second Quarter
--------------

     Revenue
     -------

     Mailing and Integrated Logistics      $  789,218       $  746,952             6%
     Office Solutions                         333,615          316,753             5%
                                          ------------     ------------     ----------
          Total Messaging Solutions         1,122,833        1,063,705             6%
                                          ------------     ------------     ----------

     Capital Services                          38,201           41,727            (8%)
                                          ------------     ------------     ----------

          Total Revenue                    $1,161,034       $1,105,432             5%
                                          ============     ============     ==========

     Operating Profit (1)
     --------------------

     Mailing and Integrated Logistics      $  225,937       $  197,294 (2)        15%
     Office Solutions                          55,287           60,656            (9%)
                                          ------------     ------------     ----------
          Total Messaging Solutions           281,224          257,950             9%
                                          ------------     ------------     ----------

     Capital Services                          11,131           12,784           (13%)
                                          ------------     ------------     ----------

          Total Operating Profit           $  292,355       $  270,734             8%
                                          ============     ============     ==========



(1) Operating profit excludes general corporate expenses, income taxes and net interest other than that related to finance operations.

(2) Prior year amount has been reclassified to conform with the current year presentation.


                                Pitney Bowes Inc.
                          Revenue and Operating Profit
                               By Business Segment
                                  June 30, 2000
                                   (Unaudited)

(Dollars in thousands)
                                                                                %
                                             2000             1999           Change
                                          ------------     ------------     ----------
Year to Date
------------

     Revenue
     -------

     Mailing and Integrated Logistics      $1,531,059       $1,445,581             6%
     Office Solutions                         657,604          631,333             4%
                                          ------------     ------------     ----------
          Total Messaging Solutions         2,188,663        2,076,914             5%
                                          ------------     ------------     ----------

     Capital Services                          74,338           77,842            (5%)
                                          ------------     ------------     ----------

          Total Revenue                    $2,263,001       $2,154,756             5%
                                          ============     ============     ==========

     Operating Profit (1)
     --------------------

     Mailing and Integrated Logistics      $  422,041       $  368,638 (2)        14%
     Office Solutions                         108,279          119,201            (9%)
                                          ------------     ------------     ----------
          Total Messaging Solutions           530,320          487,839             9%
                                          ------------     ------------     ----------

     Capital Services                          19,692           20,966            (6%)
                                          ------------     ------------     ----------

          Total Operating Profit           $  550,012       $  508,805             8%
                                          ============     ============     ==========



(1) Operating profit excludes general corporate expenses, income taxes and net interest other than that related to finance operations.

(2) Prior year amount has been reclassified to conform with the current year presentation.